UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 11, 2015, following consultation with its independent compensation consultants, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) approved certain compensation arrangements affecting certain of the Company’s executive officers.

Base Salaries

The Committee annually reviews the base salary, bonus, equity-based incentives, and other direct and indirect benefits of the executive officers of the Company. On March 11, 2015, the Committee set the base salaries of its executive officers for fiscal 2015 (retroactive to January 1, 2015) as follows: Mr. Michael R. Dunn, Chief Executive Officer, $500,000; Mr. Jody L. Anderson, President and Chief Operating Officer, $325,000; Mr. Donald E. Thomas, Executive Vice President and Chief Financial Officer, $321,391; Mr. Daniel J. Taggart, Senior Vice President and Chief Risk Officer, $300,000; Ms. A. Michelle Masters, Senior Vice President of Strategic Operations and Initiatives and Assistant Secretary, $153,000; Mr. Brian J. Fisher, Vice President, General Counsel, and Secretary, $220,000.

2015 Annual Cash Incentive

The Committee also approved target bonus awards to the following executive officers based on a percentage of each such executive’s base salary: Mr. Dunn, 100% of base salary; Mr. Anderson, 100% of base salary; Mr. Thomas, 100% of base salary; Mr. Taggart, 100% of base salary; Ms. Masters, 45% of base salary; and Mr. Fisher, 60% of base salary. Each such executive will be eligible to earn up to 150% of his or her target award based on the achievement of certain performance goals established by the Committee.

Grant of Retention Awards

In consultation with its independent compensation consultants, the Committee determined to implement a retention program pursuant to which it granted the following awards as an incentive and retention vehicle for certain Company executives: (i) nonqualified stock options, which are subject to the terms of the Company’s 2011 Stock Incentive Plan (the “Stock Plan”) and a Nonqualified Stock Option Agreement (the “NQSO Agreement”), the form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2014, and (ii) a cash retention award (the “Retention Award”), which is subject to the terms of a Retention Award Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The following executives were each granted a nonqualified stock option to purchase such number of shares of the Company’s common stock as follows: Mr. Dunn, 10,000; Mr. Anderson, 8,700; Mr. Thomas, 32,500; Ms. Masters, 2,500; and Mr. Fisher, 11,500. The option price of each option is equal to the fair market value of the Company’s common stock on the grant date of March 11, 2015, and the options shall vest and become exercisable in three equal installments on each of December 31, 2015, December 31, 2016, and December 31, 2017, subject to the executive’s continued employment or as otherwise provided in the NQSO Agreement.

In addition, the Committee granted Mr. Fisher a Retention Award of $25,000, which shall be payable as follows: 25% on or about 180 days following the date of the Retention Award; 25% on or about 360 days following the date of the Retention Award; and 50% on or about 540 days following the date of the Retention Award, subject to Mr. Fisher’s continued employment or as otherwise provided in the Retention Award Agreement.

The forgoing summary of the NQSO Agreement and Retention Award Agreement is not complete and is qualified in its entirety by reference to the full texts of such agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: March 13, 2015	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Retention Award Agreement